AMENDMENT TO THE
ADVISORS SERIES TRUST
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 15th day of July, 2011, to the Transfer Agent Servicing Agreement, dated as of June 8, 2006, as amended (the “Agreement”), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into a Transfer Agent Servicing Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add funds; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the exhibits and add the following series of Advisors Series Trust:

Exhibit Z, Fort Pitt Capital Total Return Fund, is hereby added to the Agreement and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Douglas G. Hess	By: /s/ Michael R. McVoy

Printed Name: Douglas G. Hess	Printed Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Exhibit Z to the Advisors Series Trust Transfer Agent Servicing Agreement

Name of Series	Date Added
Fort Pitt Capital Total Return Fund	on or after June 2, 2011

FORT PITT CAPITAL FUNDS TRANSFER AGENT & SHAREHOLDER SERVICES at June, 2011
Service Charges to the Fund*
Annual Shareholder Account Fee (see minimum)
♦ No-Load  - $[  ] /account
Annual Minimum
♦ $[  ] per no-load fund
Activity Charges
♦ 401(k) Daily Valuation Trades - $[  ] /trade
♦ Omnibus Account Transactions
♦ $[  ] each – first [  ] transactions
♦ $[  ] each – next [  ] transactions
♦ $[  ] each – next [  ] transactions
♦ $[  ] each – next [  ] transactions
♦ $[  ] each – balance of transactions
♦ AML New Account Service - $[  ]/new domestic accounts and $[  ]/new foreign account
♦ ACH/EFT Shareholder Services:
$[  ] /month/fund group
$[  ] /ACH item, setup, change
$[  ] /correction, reversal
w Vision
$[  ] /per Back Office Inquiry
$[  ] per Broker ID

Out-of-pocket Costs - Including but not limited to:
♦ Telephone toll-free lines, call transfers, etc.
♦ Telephone Calls @ $[  ] per/call
♦ Mailing, sorting and postage
♦ Stationery, envelopes
♦ Programming, special reports
♦ Insurance, record retention, microfilm/fiche
♦ Proxies, proxy services
♦ Lost shareholder search
♦ ACH fees
♦ NSCC charges
♦ Disaster recovery – per open account
♦ All other out-of-pocket expenses

 Qualified Plan Fees (Billed to Investors)
♦ $[  ] /qualified plan acct (Cap at $[  ]/SSN)
♦ $[  ] /Coverdell ESA acct (Cap at $[  ]/SSN)
♦ $[  ] /transfer to successor trustee
♦ $[  ] /participant distribution (Excluding SWPs)
♦ $[  ] /refund of excess contribution

Shareholder Fees (Billed to Investors)

♦ $[  ] /outgoing wire transfer
♦ $[  ] /overnight delivery
♦ $[  ] /telephone exchange
♦ $[  ] /return check or ACH
♦ $[  ] /stop payment
♦ $[  ] /research request per account
(Cap at $[  ]/request)
(For requested items of the second calendar year [or previous] to the request)

Technology Charges
1.   Implementation Services
♦ First CUSIP - $[  ] /first CUSIP
♦ Fund Setup - $[  ] /additional CUSIP
♦ 800 Service - $[  ] / ATT transfer connect
♦ VRU Setup - $[  ] /fund group
♦    NSCC Setup - $[  ] /fund group
2.   12b-1 Aging - $[  ] /account/year
3.   Selects - $[  ] per select
4.   ReportSource - $[  ] /month – Web reporting
5.   System Access - TALink, COLD, Image
♦ Setup - $[  ] /concurrent connection each
♦ Service - $[  ] /month each

Fees are billed monthly.
* Annual fee
* Subject to CPI increase, Milwaukee MSA.

Advisor’s Signature below acknowledges approval of the fee schedule on this Exhibit Z.
Fort Pitt Capital Group, Inc.

By:  /s/ Charles A. Smith

Printed Name:  Charles A. Smith                      Title:  Treasurer

Date:  7/15/2011